POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints each of Eric Jacobson, Holly Teague and Nick Bradley, signing singly, the undersigned's true and lawful attorney-in-fact to:
(l) execute for and on behalf of the undersigned, all reports to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder
(including Forms 3, 4, and 5 and any successor forms) (the "Section 16 Reports")
with respect to the equity securities of Allscripts
Healthcare Solutions, Inc. (the "Company");
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Section 16 Report, complete and execute any amendment or amendments thereto, and file such report with
the United States Securities and Exchange Commission and any
stock exchange or similar authority; and (3) take any other
action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to,
in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall
contain such terms and conditions as such
attorney-in-fact may approve in
such attorney-in-fact's discretion.
 The powers granted above may be exercised by
each such attorney-in-fact on behalf of the
undersigned, individually, and on behalf of
the undersigned in any fiduciary or representative capacity
in which the undersigned may be acting.
      The undersigned hereby grants to each such
attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted,
as fully to all intents and purposes as the
undersigned might or could do if personally present,
 with full power of substitution or revocation,
hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be
done by virtue of this Power of Attorney and the rights and
powers herein granted. The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving
in such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming,
any of the undersigned's responsibilities to comply
with Section 16 of the Exchange Act.
      This Power of Attorney shall be effective as of the
date set forth below and shall continue in
full force and effect until the undersigned is
no longer required to file Section 16 Reports with respect
to the equity securities of the Company, unless
earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed
as of this of June 18, 2020.
Signature: /s/
Name: Tejal Vakharia